As filed with the Securities and Exchange Commission on March 16, 2010
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

THERAGENICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	58-1528626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5203 Bristol Industrial Way, Buford, Georgia 30518
 (Address of principal executive offices, including zip code)
_____________________________

THERAGENICS CORPORATION
 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

M. Christine Jacobs
Chief Executive Officer
Theragenics Corporation
5203 Bristol Industrial Way
Buford, Georgia 30518
(770) 271-0233
(Name, address and telephone number, including area code, of agent for service)
    _____________________

Copy to:
Eliot W. Robinson, Esq.
Bryan Cave LLP
One Atlantic Center
Fourteenth Floor
1201 W. Peachtree Street, N.W.
Atlanta, Georgia 30309
(404) 572-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value	250,000 shares	$1.495 (2)	$373,750 (2)	$26.65 (2)
			Total	$26.65

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement registers an indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low sale prices of the common stock, $.01 par value, of the Registrant as reported by the New York Stock Exchange on March 12, 2010.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Theragenics Corporation (the “Company” or the “Registrant”) relating to 250,000 shares of its Common Stock, par value $.01 per share (“Common Stock”), issuable pursuant to the Theragenics Corporation Employee Stock Purchase Plan (the “Plan”) following shareholder approval.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents that the Company has filed with the Securities and Exchange Commission (the “Commission”) are incorporated in this registration statement by reference and made a part hereof (except for the portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K):

1.	Annual Report on Form 10-K for the year ended December 31, 2009;

2.
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, as filed with the Commission on March 2, 1987 (File No. 001-14339), as supplemented by subsequent reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

3.
The description of the Rights contained in the Company’s Registration Statement on Form 8-A, as filed with the Commission on July 24, 1998, as amended February 16, 2007 (File No. 001-14339), as supplemented by subsequent reports filed under the Exchange Act.

In addition, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, other than any information that we furnish, rather than file, with the Commission pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Delaware law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. The effect of this provision is to eliminate the personal liability of directors to the Company or its stockholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

Delaware law also provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Delaware law further provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Additionally, under Delaware law, a corporation generally has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Registrant’s certificate of incorporation eliminates to the fullest extent permissible under Delaware law the liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate liability: (i) for any breach of a director’s duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. In addition, these provisions do not apply to equitable remedies such as injunctive relief.

The above discussion of Delaware law, the certificate of incorporation and the bylaws of the Registrant is not intended to be exhaustive and is qualified in its entirety by such statutes, the certificate of incorporation and the bylaws of the Registrant.

The Registrant has obtained insurance policies insuring its directors and officers against some liabilities they may incur in their capacity as directors and officers. The Registrant has also entered into indemnity agreements with its directors and certain of its executive officers that require the Company, subject to certain exceptions and limitations, to indemnify such persons against expenses

Item 7.  Exemption from Registration Claimed.

None.

Item 8. Exhibits.

Exhibit No.	Description

5	Opinion of Bryan Cave LLP

10.1	Theragenics Corporation Employee Stock Purchase Plan

23.1	Consent of Bryan Cave LLP (included in Exhibit 5).

23.2	Consent of Dixon Hughes PLLC.

24	Power of Attorney (set forth on signature page hereto).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buford, state of Georgia, on this 16 day of March, 2010.

THERAGENICS CORPORATION

By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Christine Jacobs and Francis J. Tarallo, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 with respect to the Theragenics Corporation Employee Stock Purchase Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ M. Christine Jacobs
M. Christine Jacobs	Chief Executive Officer and Chairman	March 16, 2010
(Principal Executive Officer)

/s/ Francis J. Tarallo
Francis J. Tarallo	Chief Financial Officer	March 16, 2010
(Principal Financial and Accounting Officer)

/s/ Kathleen A. Dahlberg
Kathleen A. Dahlberg	Director	March 16, 2010

/s/ K. Wyatt Engwall
K. Wyatt Engwall	Director	March 16, 2010

/s/ John V. Herndon
John V. Herndon	Director	March 16, 2010

/s/ C. David Moody, Jr.
C. David Moody, Jr.	Director	March 16, 2010

/s/ Peter A.A. Saunders
Peter A.A. Saunders	Director	March 16, 2010